Exhibit 10.23

TETRA TECH, INC.

EXECUTIVE COMPENSATION PLAN

(Amended and Restated November 14, 2013)

1.                                    PURPOSE

The purpose of the Executive Compensation Plan (the “Plan”) of Tetra Tech, Inc. (the “Company”) is to attract, motivate, reward and retain top level executives upon whom, in large part, the success of the Company depends.  The Plan provides opportunities for Participants (as defined in Section 2 below) to earn financial rewards if the Company achieving the Performance Objective (as defined in Section 5(b)). The Plan as amended and restated will cover each Plan Year (as defined in Section 2 below) beginning with its 2014 fiscal year.  The Plan is intended to permit the incentives paid hereunder to the executive officers of the Company (within the meaning of Rule 3b-7 of the Securities Exchange Act of 1934, as amended) (“Executive Officers”) to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations and interpretations promulgated thereunder (the “Code”).

2.                                    DEFINITIONS

The following definitions shall be applicable throughout the Plan:

(a)                               “Award” means the amount of a cash incentive payable under the Plan to a Participant with respect to a Plan Year.

(b)                              “Board” means the Board of Directors of the Company, as constituted from time to time.

(c)                               “Committee” means the Compensation Committee of the Board or another Committee designated by the Board.

(d)                             “Participant” means each Executive Officer of the Company who is designated by the Committee as a participant for any Plan Year.

(e)                               “Plan Year” means each fiscal year of the Company.

3.                                    ADMINISTRATION

The Plan shall be administered by the Committee, which shall have the discretionary authority to interpret the provisions of the Plan, including, but not limited to, all decisions regarding (i) eligibility to participate, (ii) whether the Performance Objective and other conditions that are a prerequisite to earning an Award have been met and (iii) the exercise of discretion to reduce or eliminate the amount to be provided as an incentive payment hereunder.  The Committee shall have broad authority to grant and administer Awards under the Plan and may, subject to the provisions of the Plan, establish, adopt or revise rules and regulations relating to the Plan or take such actions as it deems necessary or advisable for the proper administration of the Plan.  Any decision or interpretation of the Committee shall be final and conclusive for all purposes and binding on all parties making claims under the Plan.  Neither the Committee nor any member of the Committee shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan.  The Committee may delegate the authority to execute and deliver those instruments and documents, to do all acts and things, and to take all other steps deemed necessary, advisable or convenient for the effective administration of the Plan in accordance with its terms and purposes; provided however that the Committee may not delegate its responsibilities hereunder where such delegation would jeopardize compliance with Code Section 162(m) and Section 1.162-27(e) of the Regulations.

4.                                    ELIGIBILITY

The Committee shall designate those Executive Officers of the Company that are eligible to participate in the Plan for any Plan Year.  Designation of an Executive Officer as a Participant in any Plan Year shall not require the Committee to designate such person as a Participant in any other Plan Year.  The Committee shall consider such factors as it deems pertinent in designating Participants for any Plan Year.

5.                                    AWARDS

(a)                               Participants.  Not later than 90 days after the beginning of each Plan Year, the Committee will identify the Participants in the Plan for that Plan Year.  If a Participant is initially employed by the Company after the beginning of a Plan Year, the Committee may grant an Award to that Participant with respect to a period of service following the Participant’s date of hire, provided that no more than twenty-five percent (25%) of the Plan Year has elapsed when the Committee grants the Award to such Participant for such Plan Year and provided further that the Performance Objective for such Plan Year otherwise satisfies the requirements of this Plan.  After the Committee designates an Executive Officer as a Participant for a Plan Year, the Committee shall provide the Participant with written notice of such participation and such other terms and conditions as may be determined by the Committee in addition to those set forth in this Plan.  Awards are not guaranteed and will not be paid unless the Performance Objective is met and the Committee authorizes the payment of an incentive payment hereunder.

(b)                              Performance Objective(s).  Each Award shall provide that the Performance Objective is the Company’s achievement of positive Net Income for the then current Performance Period.  Each Participant may earn a payment equal to the Maximum Amount (as defined below) or such lesser amount, including zero, that the Committee determines in its sole discretion based on such factors as it may deem appropriate, including but not limited to overall corporate performance based on an assessment of how the Company did on an overall basis in achieving its key objectives and individual contribution based on individual performance.  In no event shall the Committee increase the amount of any Award above the Maximum Amount.  The “Maximum Amount” under the Plan for a Plan Year shall be equal to (i) 2.5% of the Company’s Net Income for that Plan Year in the case of the Company’s Chief Executive

Officer; and (ii) 1.25% of the Company’s Net Income for that Plan Year in the case of any other Executive Officer participating in the Plan for such Plan Year.  The Committee shall have discretion to determine the conditions, restrictions or other limitations, in accordance with and subject to the terms of this Plan and Code Section 162(m), on the payment of Awards to Participants.

(c)                               Certification of Results.  Before authorizing any Award payment under this Plan to a Participant, the Committee must certify in writing (by resolution or otherwise) that the payments are consistent with Section 5(b) above, and that any other material terms under the Plan for payment of the Award were satisfied.

(d)                             Net Income.  For purposes of this Plan, “Net Income” means the Company’s net income as set forth in its audited financial statements excluding (i) the dilutive effects of acquisitions or joint ventures; (ii) restructuring and/or other nonrecurring charges, including but not limited to goodwill impairments and earn-out adjustments; (iii) the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) the impact of any “extraordinary items” as determined under generally accepted accounting principles; and (v) exchange rate effects, as applicable, for any non-US dollar denominated sales and earnings.

6.                                    PAYMENT OF AWARDS

(a)                               Continued Employment.  Unless otherwise determined by the Committee, a Participant must be employed on the date the Award for a Plan Year is to be paid. The Committee may make exceptions to this requirement in the case of retirement, death or disability or under other circumstances, as determined by the Committee in its sole discretion.  For avoidance of doubt, no payment shall be made under the Plan on account of employment termination due to special circumstances unless the Performance Objective for the Plan Year has been met.

(b)                              Payment.  Any payment made under the Plan shall be in a lump sum in cash or other readily available funds, and shall occur within a reasonable period of time after the end of the Plan Year to which the Award relates.  Notwithstanding the foregoing, in order to comply with the short-term deferral exception under Code Section 409A, if the Committee waives the requirement that a Participant must be employed on the date the Award is to be paid, payout shall occur no later than the 15th day of the third month following the later of (i) the end of the Company’s taxable year in which such requirement is waived; or (ii) the end of the calendar year in which such requirement is waived.

7.                                    DODD-FRANK CLAWBACK

Notwithstanding any other provision of the Plan to the contrary, in order to comply with Section 10D of the Securities Exchange Act of 1934, as amended, and any regulations promulgated, or national securities exchange listing conditions adopted, with respect thereto (collectively, the “Clawback Requirements”), if the Company is required to prepare an accounting restatement due to its material noncompliance with any financial reporting requirements under the securities laws, then the Participant shall return to the Company, or forfeit if not yet paid, the amount of any payment received with respect to an Award under the Plan during the three-year period preceding the date on which the Company is required to prepare the accounting restatement, based on the erroneous data, in excess of what would have been paid to the Participant under the accounting restatement as determined by the Committee in accordance with the Clawback Requirements and any policy adopted by the Committee pursuant to the Clawback Requirements.

8.                                    NO LIMITS ON OTHER AWARDS AND PLANS.

Nothing contained in the Plan shall prohibit the Company from establishing other special awards or compensation plans providing for the payment of compensation to employees of the Company, including any Participants.  For avoidance of doubt, the Compensation Committee may pay discretionary bonuses on a non-deductible basis separate from the Plan based on performance criteria other than New Income as it determines to be appropriate in its sole discretion.

9.                                    GENERAL

(a)                               Tax Withholding.  The Company shall have the right to deduct from all Awards any federal, state or local income and/or payroll taxes required by law to be withheld with respect to such payments. The Company also may withhold from any other amount payable by the Company or any affiliate to the Participant an amount equal to the taxes required to be withheld from any Award.

(b)                              Claim to Awards and Employment Rights.  Nothing in the Plan shall confer on any Participant the right to continued employment with the Company or any of its affiliates, or affect in any way the right of the Company or any affiliate to terminate the Participant’s employment at any time, and for any reason, or change the Participant’s responsibilities. Awards represent unfunded and unsecured obligations of the Company and a holder of any right hereunder in respect of any Award shall have no rights other than those of a general unsecured creditor to the Company.

(c)                               Beneficiaries.  To the extent the Committee permits beneficiary designations, any payment of Awards due under the Plan to a deceased Participant shall be paid to the beneficiary duly designated by the Participant in accordance with the Company’s practices. If no such beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s legal representative.  A beneficiary designation may be changed or revoked by a Participant at any time, provided the change or revocation is filed with the Committee prior to the Participant’s death.

(d)                             Non-transferability.  A person’s rights and interests under the Plan, including any Award previously made to such person or any amounts payable under the Plan, may not be assigned, pledged or transferred except, in the event of a Participant’s death, to a designated beneficiary as provided in the Plan, or in the absence of such designation, by will or the laws of descent and distribution.

(e)                               Indemnification.  Each person who is or shall have been a member of the Committee and each employee of the Company or an affiliate who is delegated a duty under the Plan shall be indemnified and held harmless by the Company from and against any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit or proceeding to which he may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him in satisfaction of judgment in any such action, suit or proceeding against him, provided such loss, cost, liability or expense is not attributable to such person’s willful misconduct. Any person seeking indemnification under this provision shall give the Company prompt notice of any claim and shall give the Company an opportunity, at its own expense, to handle and defend the same before the person undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

(f)                                Expenses.  The expenses of administering the Plan shall be borne by the Company.

(g)                              Pronouns.  Masculine pronouns and other words of masculine gender shall refer to both men and women.

(h)                              Titles and Headings.  The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

(i)                                  Intent.  The intention of the Company and the Committee is to administer the Plan in compliance with Code Section 162(m) so that the Awards paid under the Plan to Participants who are or may become subject to Code Section 162(m) will be treated as performance-based compensation under Code Section 162(m)(4)(C). If any provision of the Plan does not comply with the requirements of Code Section 162(m), then such provision shall be construed or deemed amended to the extent necessary to conform to such requirements. With respect to all other Participants, the Plan may be operated without regard to the constraints of Code Section 162(m).

(j)                                  Governing Law.  The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan, and any Award shall be determined in accordance with the laws of the State of Delaware (without giving effect to principles of conflicts of laws thereof) and applicable federal law.  No Award made under the Plan shall be intended to be deferred compensation under Code Section 409A and will be interpreted accordingly.

(k)                              Amendments and Termination.  The Committee may terminate the Plan at any time, provided such termination shall not affect the payment of any Awards accrued under the Plan prior to the date of the termination. The Committee may, at any time, or from time to time, amend or suspend and, if suspended, reinstate, the Plan in whole or in part; provided, however, that any amendment of the Plan shall be subject to the approval of the Company’s stockholders to the extent required to comply with the requirements of Code Section 162(m), or any other applicable laws, regulations or rules.

(l)                                  Effective Date.  The Plan shall be effective with respect to the operations of the Company for the Plan Year beginning September 30, 2013, contingent upon approval by the Company’s stockholders at its 2014 annual meeting.  In the event the stockholders do not approve the Plan at its 2014 meeting, the Plan shall not be effective and no payments will be made under the Plan.